        As filed with the Securities and Exchange Commission on April 4, 1997
                                                         Registration No. 333-


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    _____________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                                    _____________

                             U.S. OFFICE PRODUCTS COMPANY
                (Exact name of Registrant as specified in its charter)


                  Delaware                                     52-1906050
         (State or other jurisdiction                       (I.R.S. Employer
        of incorporation or organization)                Identification Number)



                                    _____________

                    1025 Thomas Jefferson Street, N.W., Suite 600E
                               Washington, D.C.  20007
                                    (202) 339-6700
            (Address, including zip code, of principal executive offices)

                                    ______________

                  U.S. OFFICE PRODUCTS COMPANY AMENDED AND RESTATED
                            1994 LONG-TERM INCENTIVE PLAN
                               (Full title of the Plan)

                                         and

                  U.S. OFFICE PRODUCTS COMPANY AMENDED AND RESTATED
                             EMPLOYEE STOCK PURCHASE PLAN
                               (Full title of the Plan)
                                    _____________

                                 Jonathan J. Ledecky
                                Chairman of the Board
                             U.S. Office Products Company
                    1025 Thomas Jefferson Street, N.W., Suite 600E
                               Washington, D.C.  20007
                                    (202) 339-6700
                        (Name, address, and telephone number,
                      including area code, of agent for service)
                                    _____________

                                      Copies to:

    Linda L. Griggs, Esq.                Mark D. Director, Esq.
Morgan, Lewis & Bockius LLP    Executive Vice President & General Counsel
    1800 M Street, N.W.                  U.S. Office Products Company
   Washington, D.C.  20036     1025 Thomas Jefferson Street, N.W., Suite 600E
       (202) 467-7000                   Washington, D.C.  20007
                                           (202) 339-6700


                               CALCULATION OF REGISTRATION FEE

                                                                   Proposed              Proposed
                                                                   maximum               maximum
    Title of securities to                   Amount to be          offering         aggregate offering      Amount of
        be registered                        registered (1)      price per Share          price          registration fee

Common Stock, par value $0.001 per share    10,500,000 shares       21.8125             $229,031,250        $69,403.41

(1) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Amended and Restated 1994 Long-Term Incentive Plan and the Amended and Restated Employee Stock Purchase Plan.
(2) Calculated pursuant to Rule 457(c) and (h), based upon the average of the reported high and low sales prices for the Common Stock as reported on the Nasdaq National Market for April 2, 1997.

                                   EXPLANATORY NOTE

         This Registration Statement registers the offer and sale of an aggregate of 10,500,000 shares, of which 500,000 shares are registered for the offer and sale under the Amended and Restated Employee Stock Purchase Plan and 10,000,000 shares for the offer and sale under the Amended and Restated 1994 Long-Term Incentive Plan.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*




Item 2.  Registrant Information and Employee Plan Annual Information.*


* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

    (a) The Company's 1996 Annual Report to the Stockholders for the year ended April 30, 1996.

    (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 25, 1997 (filed with the Commission on March 11, 1997), October 26, 1996 (filed with the Commission on December 11, 1996) and July 27, 1996 (filed with the Commission on September 10, 1996);

    (c) The Company's Current Reports on Form 8-K dated January 29, 1997, January 9, 1997, October 25, 1996 (as amended), September 23, 1996, August 20, 1996, July 26, 1996 (as amended), July 23, 1996, July 16,
         1996 and May 2, 1996 (as amended);

    (d) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996 filed with the Commission on July 16, 1996; and

    (e) The description of the Company's Common Stock, par value $0.001 per share (the "Common Stock") under the caption "Description of Registrant's Securities to be Registered" in the Company's Amendment No. 1 to Registration Statement on Form 8-A, dated February 13, 1995, and the Company's Quarterly Report on Form 10-Q for the interim period ended July 27, 1996 disclosing, among other things, an amendment to the Company's Amended and Restated Certificate of Incorporation.

    In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

    Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

    Not applicable.


Item 5.  Interests of Named Experts and Counsel.

    Not applicable.


Item 6.  Indemnification of Directors and Officers.

    The Company's Amended and Restated By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

    Section 145 of the General Corporation Law of the State of Delaware, as amended, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

    Article Eight of the Company's Amended and Restated Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, as amended, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

Item 7.  Exemption from Registration.

    Not applicable.


Item 8.  Exhibits.

Exhibit  Description

4.1 Amended and Restated Certificate of Incorporation of the Company (Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 1996 and filed with the Commission on September 10, 1996 is hereby incorporated by reference)

4.2 Amended and Restated By-laws of the Company (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year quarter ended April 30, 1996 and filed with the Commission on July 16, 1996 is hereby incorporated by reference)

4.3 Form of certificate evidencing ownership of Common Stock of the Company (Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 33-88096), filed December 30, 1994, is hereby incorporated by reference)

5.1      Opinion of Morgan, Lewis & Bockius LLP

23.1     Consent of Price Waterhouse LLP

23.2     Consent of Ernst & Young LLP

23.3(a)  Consent of KPMG Peat Marwick, LLP

23.3(b)  Consent of KPMG

23.3(c)  Consent of KPMG

23.4     Consent of Swink, Fiehler & Hoffman, P.C.

23.5     Consent of Shinners, Hucovski & Company

23.6     Consent of BDO Seidman LLP

23.7     Consent of Thorne Little

23.8     Consent of Ehrhardt Keefe Steiner & Hottman PC

23.9     Consent of Ernst & Young

23.10    Consent of Baum & Company, P.A.

23.11    Consent of Hamilton & Associates

23.12    Consent of Petheridge, Davis & Company, P.A.

23.13    Consent of Deloitte Touche Tohmatsu

23.14    Consent of Day Neilson

23.15    Consent of Day Neilson

23.16    Consent of Day Neilson

23.17    Consent of Day Neilson

23.18    Consent of Rubin, Koehmstedt & Nadler, PLC

23.19    Consent of Parent, McLaughlin & Nangle

23.20    Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24.1     Powers of Attorney (included on signature pages hereof)


Item 9.Undertakings

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the

              "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 31, 1997.


                                          U.S. OFFICE PRODUCTS COMPANY

                                     By:  /s/ Jonathan J. Ledecky
                                            ----------------------------
                                          Name: Jonathan J. Ledecky
                                          Title: Chief Executive Officer

    Each person whose signature appears below hereby appoints Jonathan J. Ledecky and Mark D. Director, and both of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed pursuant to General Instruction E to Form S-8, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as full and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                   Capacity In Which Signed                 Date
---------                   ------------------------                 ----


/s/ Jonathan J. Ledecky   Chairman of the Board and              March 31, 1997
------------------------
Jonathan J. Ledecky       Chief Executive Officer
                          (Principal Executive Officer)

/s/ Donald H. Platt       Chief Financial Officer                March 31, 1997
------------------------
Donald H. Platt           (Principal Financial Officer and
                          Principal Accounting Officer)

/s/ Timothy J. Flynn      Director                               March 31, 1997
------------------------
Timothy J. Flynn

/s/ John K. Burgess       Director                               March 31, 1997
------------------------
John K. Burgess

/s/ Jack L. Becker, Jr.   Director                               March 31, 1997
------------------------
Jack L. Becker, Jr.

                          Director                               March __, 1997
------------------------
Clifton B. Phillips

                          Director                               March __, 1997
------------------------
Milton H. Kuyers

/s/ Allon H. Lefever      Director                               March 31, 1997
------------------------
Allon H. Lefever

/s/ Edward J. Mathias     Director                               March 31, 1997
------------------------
Edward J. Mathias

/s/ John A. Quelch        Director                               March 31, 1997
------------------------
John A. Quelch

/s/ David C. Gezon        Director                               March 31, 1997
------------------------
David C. Gezon

/s/ David C. Copenhaver   Director                               March 31, 1997
------------------------
David C. Copenhaver

                                    EXHIBIT INDEX


Exhibit     Description
-------     -----------
4.1         Amended and Restated Certificate of Incorporation of the
            Company (Exhibit 3.1 to the Company's Quarterly Report on
            Form 10-Q for the fiscal quarter ended July 27, 1996 and filed with the Commission on September 10, 1996 is hereby incorporated by reference)

4.2 Amended and Restated By-laws of the Company (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year quarter ended April 30, 1996 and filed with the Commission on July 16, 1996 is hereby incorporated by reference)

4.3 Form of certificate evidencing ownership of Common Stock of the Company (Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 33-88096), filed December 30, 1994, is hereby incorporated by reference)

5.1         Opinion of Morgan, Lewis & Bockius LLP

23.1        Consent of Price Waterhouse LLP

23.2        Consent of Ernst & Young LLP

23.3(a)     Consent of KPMG Peat Marwick, LLP

23.3(b)     Consent of KPMG

23.3(c)     Consent of KPMG

23.4        Consent of Swink, Fiehler & Hoffman, P.C.

23.5        Consent of Shinners, Hucovski & Company

23.6        Consent of BDO Seidman LLP

23.7        Consent of Thorne Little

23.8        Consent of Ehrhardt Keefe Steiner & Hottman PC

23.9        Consent of Ernst & Young

23.10       Consent of Baum & Company, P.A.

23.11       Consent of Hamilton & Associates

23.12       Consent of Petheridge, Davis & Company, P.A.

23.13       Consent of Deloitte Touche Tohmatsu

23.14       Consent of Day Neilson

23.15       Consent of Day Neilson

23.16       Consent of Day Neilson

23.17       Consent of Day Neilson

Exhibit     Description
-------     ------------
23.18       Consent of Rubin, Koehmstedt & Nadler, PLC

23.19       Consent of Parent, McLaughlin & Nangle

23.20       Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24.1        Powers of Attorney (included on signature pages hereof)